EXHIBIT 99.1
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CONTACT:          Tabitha Zane
                  SpectraSite
                  919-466-5492
                  tabitha.zane@spectrasite.com



                   SPECTRASITE HOLDINGS' TENDER OFFERS EXPIRE

                         DEBT EXCHANGE OFFERS TERMINATED

CARY, NORTH CAROLINA, JULY 12, 2002 - SpectraSite Holdings, Inc. (Nasdaq:Site) today announced that its tender offers to purchase a portion of its outstanding 10.75% Senior Notes due 2010, 12.50% Senior Notes due 2010, 12.00% Senior Discount Notes due 2008, 11.25% Senior Discount Notes due 2009 and 12.875% Senior Discount Notes due 2010 (collectively, the "Notes") expired today at 5:00 p.m., New York City time. The Company will not purchase any Notes pursuant to the tender offers because the conditions for the consummation of the tender offers were not satisfied. All tendered Notes will be promptly returned to the record holders.

As previously reported, certain holders of the Notes have filed a complaint alleging that the tender offers and the transactions contemplated in connection with the tender offers, including the funding for the tender offers to be provided by Welsh, Carson, Anderson & Stowe ("WCAS"), violate the indentures governing the Notes as well as the Trust Indenture Act and other securities laws and breach fiduciary duties owed by the Company, its Board of Directors and WCAS to holders of the Notes. Although the court rejected the Noteholders' request to temporarily restrain the Company from consummating the tender offers, the Company has determined not to extend the tender offers because, among other things, the issues raised in the lawsuit remain unresolved. The Company will continue to vigorously defend against the action and seek dismissal of all related claims.

SpectraSite also announced that it is terminating its private offers to bondholders that are "Qualified Institutional Buyers" to exchange a portion of their outstanding Notes for up to $75 million of new convertible notes. These notes were to have been issued by SpectraSite Holdings, Inc. and SpectraSite Intermediate Holdings, LLC, its wholly-owned subsidiary. The exchange offers were conditioned upon the completion of the tender offers.

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ABOUT SPECTRASITE HOLDINGS, INC.

SpectraSite Holdings, Inc. (www.spectrasite.com), based in Cary, North Carolina, is one of the largest wireless tower operators in the United States. The Company also is a leading provider of outsourced services to the wireless communications and broadcast industries in the United States and Canada. At March 31, 2002, SpectraSite owned or managed approximately 20,000 sites, including 8,015 towers primarily in the top 100 markets in the United States. SpectraSite's customers are leading wireless communications providers and broadcasters, including AT&T Wireless, ABC Television, Cingular, Nextel, Paxson Communications, Sprint PCS, Verizon Wireless and Voicestream.

SAFE HARBOR

THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY MAY CONTAIN "FORWARD-LOOKING STATEMENTS" CONCERNING SPECTRASITE'S FUTURE EXPECTATIONS, FINANCIAL AND OPERATING PROJECTIONS, PLANS AND STRATEGIES, IN PARTICULAR REGARDING THE COMPANY'S EXPECTED REVENUE, EBITDA, CAPITAL EXPENDITURES, CAPITAL STRUCTURE AND CASH AND NON-CASH CHARGES. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES. THE COMPANY WISHES TO CAUTION READERS THAT CERTAIN FACTORS MAY IMPACT THE COMPANY'S ACTUAL RESULTS AND COULD CAUSE RESULTS FOR SUBSEQUENT PERIODS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS MADE BY OR ON BEHALF OF THE COMPANY. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO (I) SPECTRASITE'S SUBSTANTIAL CAPITAL REQUIREMENTS AND LEVERAGE, (II) THE COMPANY'S DEPENDENCE ON DEMAND FOR WIRELESS COMMUNICATIONS AND RELATED INFRASTRUCTURE,
(III) COMPETITION IN THE COMMUNICATIONS TOWER INDUSTRY, INCLUDING THE IMPACT OF TECHNOLOGICAL DEVELOPMENTS AND (IV) FUTURE REGULATORY ACTIONS AND CONDITIONS IN ITS OPERATING AREAS. THESE AND OTHER IMPORTANT FACTORS ARE DESCRIBED IN MORE DETAIL IN ITEM 1A "RISK FACTORS" OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001 AND IN THE COMPANY'S OTHER SEC FILINGS AND PUBLIC ANNOUNCEMENTS. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENTLY OCCURRING EVENTS OR CIRCUMSTANCES.